UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 a and b - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 20, 2026. The number of common shares represented at the Annual Meeting of Stockholders was 11,255,465.02. The stockholders voted on the following proposals:

Proposal I – To elect three Directors to three-year terms ending on the date of the Annual Meeting of Stockholders in 2029:

Nominee	For	Against	Abstain	Non-Vote
For a three-year term
Charles H. Cannon, Jr.	9,241,562.03	1,560,118.00	43,332.00	410,453.00
David Dunbar	10,650,616.55	150,516.00	43,879.47	410,453.00
Michael A. Hickey	10,522,191.03	258,347.00	64,474.00	410,453.00

Proposal II – Advisory vote on the Company’s executive compensation:

For	10,639,001.55
Against	155,036.47
Abstain	50,974.00
Non-Vote	410,453.00

Proposal III – Ratification of appointment of Deloitte & Touche, LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2027:

For	11,193,183.03
Against	16,870.00
Abstain	45,412.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION (Registrant) /s/ R. Colby Slaughter R. Colby Slaughter Vice President and Chief Legal Officer Date: October 23, 2026 Signing on behalf of the registrant